UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2004

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation or organization)

000-9409 (Commission File Number)	91-6087550 (I.R.S. Employer Identification No.)

14900 Interurban Avenue South, Suite 282, Seattle, WA 98168
(Address of Office)

(206) 674-4639
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On November 22, 2004, Mercer International Inc. (“Mercer”) entered into a definitive asset purchase agreement (the “Purchase Agreement”) with KPMG Inc. (“KPMG”), in its capacity as receiver of all of the assets of Stone Venepal (Celgar) Pulp Inc. (“Celgar”), pursuant to which Mercer agreed to acquire substantially all of the assets of Celgar from KPMG. Under the terms of the Purchase Agreement, Mercer agreed to issue $40 million in shares of beneficial interest of Mercer (the “Purchase Price Shares”) to KPMG, or as directed by KPMG, as part of the consideration for the acquisition and entered into a registration rights agreement dated November 22, 2004 with KPMG to register such shares for resale with the Securities and Exchange Commission (“SEC”). It was subsequently determined that 4,210,526 shares of beneficial interest of Mercer would be issued to KPMG as the Purchase Price Shares and KPMG directed the 2,124,589 of such shares be issued to KPMG and 2,085,937 of such shares be issued to Royal Bank of Canada (“RBC”). As a result, on February 10, 2004, Mercer entered into a registration rights agreement with RBC, on substantially the same terms as the registration rights agreement between Mercer and KPMG, pursuant to which Mercer agreed to register the shares issued to RBC for resale with the SEC. Under the terms of each of the registration rights agreements, Mercer agreed to file a registration statement on Form S-3 (the “Registration Statement”) with the SEC to register for resale the shares of beneficial interest of Mercer issued to KPMG and RBC as part of the consideration of the acquisition within 90 days of the closing date of the acquisition and to use its commercially reasonable efforts to have the Registration Statement declared effective within 180 days of the closing date of the acquisition. Subject to certain exceptions, Mercer agreed under each of the registration rights agreements to pay liquidated damages as provided in each such agreement in the event it fails to comply with either of these obligations. Each of the registration rights agreements also provide piggy-back registration rights for future equity offerings.

On May 30, 2005, Mercer entered into an amendment to the registration rights agreement with KPMG and an amendment to the registration rights agreement with RBC pursuant to which the parties under each such agreement agreed, among other things, to extend the deadline for filing the Registration Statement with the SEC to June 15, 2005 so that KPMG could provide certain historical financial information for Celgar to be included in the Registration Statement.

The foregoing description of the registration rights agreement between Mercer and KPMG and the registration rights agreement between Mercer and RBC and the respective amendment agreements relating thereto does not purport to be a complete statement of the parties’ rights and obligations under each of these agreements and is qualified in its entirety by reference to the terms of the applicable agreement. A copy of the registration rights agreement between Mercer and RBC, the amendment to the registration rights agreement between Mercer and KPMG and the amendment to the registration rights agreement between Mercer and RBC is attached hereto. A copy of the registration rights agreement between Mercer and KPMG is attached to the Purchase Agreement which is included as an exhibit to the Form 8-K filed by the Company with the SEC on November 23, 2004.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit No.	Description
4.1	Registration Rights Agreement dated February 10, 2005 between Mercer International Inc. and Royal Bank of Canada

4.2	Amendment to Registration Rights Agreement dated May 30, 2005 between Mercer International Inc. and Royal Bank of Canada

4.3	Amendment to Registration Rights Agreement dated May 30, 2005 between Mercer International Inc. and KPMG Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi

David M. Gandossi
Chief Financial Officer

Date: June 3, 2005

MERCER INTERNATIONAL INC.

FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
4.1	Registration Rights Agreement dated February 10, 2005 between Mercer International Inc. and Royal Bank of Canada

4.2	Amendment to Registration Rights Agreement dated May 30, 2005 between Mercer International Inc. and Royal Bank of Canada

4.3	Amendment to Registration Rights Agreement dated May 30, 2005 between Mercer International Inc. and KPMG Inc.